Project Nutrition

Special Committee/Board of Directors Presentation

April 10, 2002

Morgan Stanley

Table of Contents

Section 1

Transaction Overview

Description of Morgan Stanley Role

- Herbalife International, Inc. ("Herbalife" or the "Company") engaged Barrington Associates to explore strategic alternatives for the Company, and a Special Committee of the Board of Directors was formed to evaluate the Company's strategic alternatives
- Morgan Stanley has been engaged by the Special Committee of the Board of Directors and the Board of Directors to render a fairness opinion in accordance with Morgan Stanley's customary practice with respect to the aggregate consideration to be received in connection with the proposed transaction with Whitney & Company ("Whitney") and Golden Gate Private Equity ("Golden Gate")
- Morgan Stanley:
  - –Has not advised the Company in connection with the sale process
  - –Has not assisted in the negotiation of any transaction terms
  - –Has not contacted any prospective purchasers, nor has Morgan Stanley been authorized to contact any prospective purchasers

Transaction Summary

- **Transaction:** Purchase of Herbalife by Whitney and Golden Gate
- **Consideration:** All Cash
- **Equity Value[1]:**
  - -- $19.50 per Class A share; $19.50 per Class B share
  - -- $676MM total equity purchase price
  - -- 75% premium to weighted average of Class A and Class B prices on 10/29/01[3]
  - -- 42% premium to weighted average of Class A and Class B prices on 3/5/02[3]
- **Aggregate Value[2]:** $588MM
- **Implied Multiples:**

Reported EBITDA 2001	Estimated LTM EBITDA through 1Q 2002	Flat Sales Case EBITDA 2002E	Increasing Sales Case EBITDA 2002E
$86.8	$104.6	$98.0	$121.0
6.8x	5.6x	6.0x	4.9x

- **Financing:**
  - -- $165MM Senior Debt
    - -- Provided by UBS Warburg LLC and UBS AG (together, "UBS")
  - -- $238MM Subordinated Debt
    - -- Provided via public offering, Rule 144A or a bridge loan through UBS
  - -- $176MM Equity
    - -- Provided by Whitney and Golden Gate
  - -- $174MM excess cash at the Company
- **Timing:** Expected close in June/July 2002

Notes

1. [illegible]
2. [illegible]
3. [illegible]

Morgan Stanley

Transaction Overview

Company History

- The Company was founded in February 1980 by Mark Hughes
- In 1986, the Company went public through a reverse IPO
- In December 1997, Herbalife completed a recapitalization which established two classes of common stock (voting Class A and non-voting Class B)
- In September 1999, the Company's Board of Directors accepted an offer from Mark Hughes to acquire all outstanding common shares of the Company
  - Acquisition price of $17.00 for each Class A and Class B share
  - Shareholders filed several lawsuits in opposition to the proposed transaction
  - Settlement reached regarding litigation which entitled each common shareholder to an additional cash payment of $0.81 per share ($17.81 per share in total)
- In April 2000, the going-private transaction was terminated due to an inability to obtain high-yield financing
- In May 2000, Mark Hughes passed away at age 44
  - Mark Hughes' shares passed into a trust (the "Trust") for his surviving son, Alexander
  - As a California trust, we understand that the Trust has been advised that it has a fiduciary duty to diversify its holdings
- Since the passing of Mark Hughes, the Company's financial performance has eroded and the stock price has languished
  - Significant turnover at the senior management levels

Transaction Overview

Summary Transaction Chronology

- Morgan Stanley was not involved in any negotiations or discussions with potential buyers
- Morgan Stanley relied on the Company and its advisors to provide a detailed chronology of the sale process

- In April 2001, Barrington Associates was retained by the Board of Directors of Herbalife to advise the Board on the Company's strategic alternatives, including a potential sale of the Company

April 2001 - November 2001

- From April through August 2001, approximately 6-7 parties attended presentations by Company management
- In August 2001, the Company entered into an exclusive negotiation period with one party ("Potential Buyer") in exchange for Potential Buyer increasing its offer from $10.50 per share to $11.00 per share
- Between August and October 2001, the Company raised its 2001 EBITDA estimate from approximately $78MM to $92MM
- On October 30, 2001, the exclusive negotiation period with Potential Buyer expired without a definitive agreement

November 2001 - Current

- On November 20, the Board authorized Barrington Associates to solicit interest from a wider group
- Over the next 30-45 days, Barrington Associates contacted or received interest from 29 potential acquirors
  - 21 parties signed confidentiality agreements
- Between December 11, 2001 and January 31, 2002, 12 parties attended management presentations
- On February 8, six proposals were received ranging from $14 to $17 per share with varying conditions
- On February 15, the Board established a Special Committee, which selected four parties with whom to negotiate
- On February 25, Barrington Associates received four proposals ranging from $14.10 to $16.00 per share
- Over the course of the next two weeks, the Special Committee and Barrington Associates negotiated with several parties and on March 6 entered into an exclusivity agreement with Whitney contemplating a transaction with a proposed purchase price of $16.50 per share

Transaction Overview

Transaction Chronology (cont'd)

- On March 21, the Company received an unsolicited proposal from one of the other bidders at $18.50 per share contingent upon the exclusivity period with Whitney expiring without a definitive agreement, due diligence and other matters
- On April 8, the Company received an unsolicited proposal from that same bidder at $19.50 per share on the same terms
- On April 9, Whitney/Golden Gate agreed to pay $19.50 per share
- On April 10, the Special Committee and Board of Directors meet to approve the transaction with Whitney/Golden Gate at $19.50 per share

Transaction Overview

Summary of Key Acquisition Terms

Summary of Key Acquisition Terms	
Purchase Price	• $19.50 per share of common stock – Class A and Class B shares receive same consideration • Equity purchase price of approximately $676 MM
Form of Consideration	• 100% cash
Structure	• Merger of acquisition subsidiary with and into the Company
Financing	• Whitney has no financing out and has commitment letters from its lenders • Senior debt financing of $365 MM from UBS Warburg LLC and UBS AG, Stamford Branch • Subordinated debt financing of $238 MM – To be raised through an offering of unsecured senior subordinated notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement – If Notes are not issued at closing, bridge financing through UBS Warburg LLC and UBS AG, Stamford Branch
Company Representations and Warranties	• Customary for public company; do not survive closing • Material Adverse Change ("MAC") out at the Company – Excludes MAC out due to economic conditions, financial market conditions or due to the announcement of this transaction
Acquiror Representations and Warranties	• Adequate funds; no financing out
Covenants	• Customary for public company; do not survive closing • Company will not settle litigation of greater than $1,000,000 without Buyer's consent • No-shop / No-talk – Company's Board may negotiate if after discussion with independent counsel, it determines that unsolicited takeover proposal would likely result in superior proposal
Indemnifications	• Parent to purchase D&O insurance tail policy for 6 years, at an annual cost not exceeding 150% of current annual premium
Principal Conditions to Close	• Hart-Scott-Rodino clearance • Approval of majority of outstanding shares of Class A Common Stock of the Company • Final order of Los Angeles Superior Court approving transaction by Mark Hughes Family Trust
Termination Fee	• Approximately $27 MM (4% of equity value) in fees and expense reimbursement

Source: Draft Merger Agreement dated April 8, 2002 and discussions with the Company's legal advisors

Transaction Overview

Sources and Uses of Funds

Sources of Funds			
Source	$MM	% of Total	Comments
Senior Term Debt	165.0	22%	• Provided through UBS
Senior Secured Revolving Debt	0.0	0%	• $25MM unfunded revolver provided through UBS
Subordinated Debt	238.0	32%	• Provided via public offering or Rule 144A or bridge loan
Sponsor Equity	175.1	23%	• Provided by Whitney and Golden Gate
Cash at Company	174.0	23%	• $225MM total cash at the Company expected at close; will leave the Company with $51MM cash post-transaction
Total Sources	753.1	100%	

Uses of Funds			
Use	$MM	% of Total	Comments
Purchase of Equity	675.8	90%	• $19.50 per Class A and Class B share • Class A: assumes 11,373,904 shares outstanding and 740,557 options outstanding at exercise price of $7.85 • Class B: assumes 20,985,585 shares outstanding and 2,899,311 options outstanding at exercise price of $7.43
Refinance Senior Debt	10.6	1%	
Change of Control Obligations	12.6	2%	
Transaction Costs	54.1	7%	
Total Uses	753.1	100%	

Source: Draft Commitment Letter from UBS dated April 13, 2002 and the Company and its legal and financial advisors

Transaction Overview

Summary of Commitment Letters

Summary of Commitment Letters	Term Loan	Revolver	Bridge Loan
Arranger	• UBS Warburg LLC	• UBS Warburg LLC	• UBS Warburg LLC
Facility	• Senior Secured Term Loan Facility	• Senior Secured Revolving Credit Facility	• Senior Subordinated Unsecured Bridge Loan Facility
Borrower	• Acquisition Sub	• Acquisition Sub	• Acquisition Sub
Size	• $165MM	• $25MM	• $235MM
Interest Rate	• LIBOR + 325bps	• LIBOR + 325bps	• LIBOR + 1000bps + 50bps at end of every 3 months beginning 3 months after close • Maximum of 16.0%
Amortization/Term	• Amortization TBD; 6 years	• No amortization; 5 year term	• No amortization; 8 year term
Key Conditions	• Definitive documentation • Compliance with law • No MAC in business or financial markets • No due diligence out	• Definitive documentation • Compliance with law • No MAC in business or financial markets • No due diligence out	• Definitive documentation • Compliance with law • No MAC in business or financial markets • No due diligence out
Other	• Facility will be syndicated	• Facility will be syndicated	• Facility will be syndicated

Source: Draft Commitment Letter from UBS dated April 18, 2002 and the Company and its legal and financial advisors

Section 2

Company Overview

Herbalife Overview

Market Statistics[1]	
Stock Price - Class A ($)	15.15
Stock Price - Class B ($)	14.24
Class A Shares[2] (MM)	11.7
Class B Shares[2] (MM)	22.4
Equity Value ($MM)	497.0
Total Debt	11.6
Minority Interest	1.8
Excess Cash	(101.2)
Aggregate Value ($MM)	409.1
Agg. Val. / LTM EBITDA	4.7x
Class A LTM P/E	11.1x
Class B LTM P/E	10.4x

Business Description

- Network marketing company that sells a range of nutritional supplements, weight management, personal care and other products, accounting for 45%, 43%, 11% and 1% of 2001 retail sales, respectively
  - 2001 sales: Americas (37%), Asia (35%), Europe (28%)
- Products are marketed through a network of over one million independent distributors who earn profits by selling to retail consumers or other distributors
- All products are sourced under contract with outside companies
- Substantially all product formulas are owned by the Company

Source: Company 10-K and Company management

Network Marketing Competitors

	Alticor (Amway)	Nu Skin	Mela-leuca	Nature's Sunshine
Weight loss	•			
Nutrition	•	•	•	•
Personal Care	•		•	•
Health		•		•
Beauty & Cosmetics		•	•	
Household Cleaning	•		•	
Education & Entertainment	•			
Other Products	•			
Other Services	•	•		
B to B & Retail	•			

Source: Company management

Products

Product Line	2000 Sales[3] $MM	% of Company
Weight Management (11 Products)		
Nutritional Protein Drink Mix	386	21.9%
Herbal Beverages	172	9.7%
Other (snack bars, supplements, etc.)	184	10.4%
Total	742	42.0%
Food & Nutritional Products (56 Products)		
Herbal Products	239	13.5%
Food Products	158	9.0%
Fiber Products	142	8.0%
Vitamins, Minerals & Antioxidants	129	7.3%
Other	104	5.9%
Total	772	43.7%
Personal Care (105 Products)		
Skin Care	94	5.3%
Hair Care	12	0.7%
Other (soaps, bath products, colognes)	94	5.3%
Total	200	11.3%
Literature & Promotional	51	2.9%
Total Company	1,765	100.0%

Source: Company management

Notes
1. Stock prices as of close on April [illegible], 2002. Total debt, minority interest and cash & equivalents as of December 31, 2001
2. Treasury method based on [illegible] Class A shares and [illegible] Class B shares outstanding; [illegible] Class A options and [illegible] Class B options with weighted average exercise prices of [illegible] and [illegible], respectively
3. 2001 sales detail by sub-category not available

Historical Financial Overview

Sales
$MM


2,000
1,500
1,000
500
0
1,491
1,645
1997
1998
1999
2000
2001

Source: Company filings

EBITDA
$MM

% Margin


120
100
80
60
40
20
0
97.0
94.1
106.5
86.1
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1997
1998
1999
2000(1)
2001

Source: Company filings

Earnings per Share
$


2.00
1.50
1.00
0.50
0.00
1.72
1.60
1.86
1.40
1.36
1997
1998
1999
2000(1)
2001

Source: Company filings

Capital Expenditures
$MM


35
30
25
20
15
10
5
0
13.1
19.1
30.2
25.0
10.9
1997
1998
1999
2000
2001

Source: Company filings

Note
1. [illegible]

Company Overview

Quarterly Financial Performance

- **Since the passing of founder Mark Hughes, the Company's financial performance has deteriorated**
- **However, Q1'02E, based on January and February data, appears that it could be improved versus recent results**

Results by Quarter
$MM, except per share

	1998 Q1	1998 Q2	1998 Q3	1998 Q4	1998 FY	1999 Q1	1999 Q2	1999 Q3	1999 Q4	1999 FY	2000 Q1	2000 Q2	2000 Q3	2000 Q4	2000 FY	2001 Q1	2001 Q2	2001 Q3	2001 Q4	2001 FY	2002E Q1[1]
Total Sales	393	398	403	449	1,646	426	424	446	401	1,796	414	407	442	435	1,793	401	473	436	473	1,656	433
% Growth Y-o-Y						7.6%	6.5%	10.5%	10.6%	9.0%	0.5%	3.6%	(0.9%)	(14.1%)	(0.5%)	(13.5%)	(5.2%)	(4.1%)	(2.0%)	(8.2%)	8.2%
EBITDA	26.7	27.9	15.6	24.3	94.2	22.1	22.0	23.0	31.7	100.0	22.3	23.3	24.0	15.0	85.1	10.2	19.4	27.0	21.9	88.8	36.8
% Margin	6.7%	6.0%	3.9%	5.5%	5.7%	5.4%	5.4%	6.9%	8.4%	6.3%	6.5%	5.7%	5.4%	3.9%	4.5%	4.5%	4.7%	6.9%	5.2%	5.2%	8.5%
EPS	0.48	0.50	0.24	0.38	1.60	0.38	0.40	0.51	0.57	1.86	0.37	0.38	0.35	0.25	1.48	0.23	0.33	0.44	0.31	1.30	0.58

Source: Company filings and management

Mark Hughes passes away in May

Results for Last Twelve Month Period
$MM, except per share

	1998 Q1	1998 Q2	1998 Q3	1998 Q4	1998 FY	1999 Q1	1999 Q2	1999 Q3	1999 Q4	1999 FY	2000 Q1	2000 Q2	2000 Q3	2000 Q4	2000 FY	2001 Q1	2001 Q2	2001 Q3	2001 Q4	2001 FY	2002E Q1[1]
LTM Sales				1,643		1,675	1,713	1,748	1,796		1,823	1,833	1,831	1,793		1,706	1,678	1,647	1,656		1,688
LTM EBITDA				94.1		90.6	89.8	93.0	100.0		100.3	100.8	101.8	85.1		81.6	71.8	80.2	88.8		104.6
% Margin				5.7%		5.4%	5.2%	5.7%	5.9%		5.5%	5.5%	5.5%	4.8%		4.3%	4.0%	4.9%	5.2%		6.2%
LTM EPS				1.63		1.34	1.43	1.87	1.90		1.83	1.94	1.72	1.40		1.22	1.25	1.21	1.28		1.50

Source: Company filings and management

Note
1. Based on January/February actuals and March forecasts

Company Overview

Overview of Herbalife Shareholders

- Herbalife has two classes of shares
  - Class A shares are entitled to 1 vote per share
  - Class B shares are non-voting
- The Mark Hughes Family Trust controls 55.1% of the voting power of Herbalife and owns a 40.8% economic interest
- The Herbalife Family Foundation is not affiliated with the Mark Hughes Family Trust

Herbalife Class A (Voting) Shareholders

Top 10 Shareholders	Current Holdings	TSO
Mark Hughes Family Trust	6,271,001	55.1%
Fidelity Management & Research Co.	1,269,590	11.2%
Royce & Associates, Inc.	509,800	4.5%
Barclays Global Investors, N.A.	458,932	4.0%
Brandywine Asset Management, Inc.	336,526	2.9%
Dimensional Fund Advisors, Inc.	193,396	1.7%
Herbalife Family Foundation	183,333	1.6%
The Vanguard Group	154,519	1.4%
State Street Global Advisors	119,554	1.1%
Goldman Sachs Asset Management	113,400	1.0%
Top 10 Total	9,608,361	84.5%
Remaining Shareholders	1,764,503	15.5%
Total	11,372,864	100.0%

Source: VSQT, Company filings and Georgeson Associates

Herbalife Class B (Non-Voting) Shareholders

Top 10 Shareholders	Current Holdings	TSO
Mark Hughes Family Trust	6,792,001	32.4%
Fidelity Management & Research Co.	2,411,470	11.5%
Westfield Advisors Inc.	978,100	4.7%
Pzena Investment Management, LLC	906,576	4.3%
Cannell Capital Management	705,200	3.4%
Kennedy Capital Management, Inc.	604,233	2.9%
Herbalife Family Foundation	366,666	1.7%
Pequot Capital Management Inc.	300,000	1.4%
Carlton Associates, L.L.C.	258,766	1.2%
Dimensional Fund Advisors, Inc.	232,431	1.1%
Top 10 Total	13,555,443	64.6%
Remaining Shareholders	7,430,453	35.4%
Total	20,985,896	100.0%

Source: VSQT, Company filings and Georgeson Associates

Combined Class A+B Economic Ownership
%



Herbalife Family Foundation 1.7%
Other Insiders[1] 0.8%
Retail 21.0%
Institutional 35.7%
Mark Hughes Family Trust 40.8%

Source: VSQT, Company filings and Georgeson Associates

Note
1. Primarily John Reynolds, father of Mark Hughes

Company Overview

Herbalife Trading History

Since 12/15/97 - Beginning of Dual Class Structure

Class A Shares

Price $ | Volume (000's)


Average price = $13.37
Average daily volume traded = 35,600
30
24
18
12
6
0
500
400
300
200
100
0
12/15/97
6/30/98
1/12/99
7/27/99
2/1/00
8/18/00
3/5/01
9/20/01
4/9/02
Volume
Price

Source: FactSet

Class B Shares

Price $ | Volume (000's)


Average price = $12.08
Average daily volume traded = 76,100
30
24
18
12
6
0
1,200
1,000
800
600
400
200
0
12/15/97
6/30/98
1/12/99
7/27/99
2/7/00
8/18/00
3/5/01
9/20/01
1/9/02
Volume
Price

Source: FactSet

Percent Premium (Class A Shares/Class B Shares)

%


45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
-5%
6.1%
12/15/97
3/31/98
7/14/98
10/23/98
2/5/99
5/21/99
9/2/99
12/16/99
3/29/00
7/12/00
10/23/00
2/5/01
5/21/01
8/31/01
12/19/01
4/9/02

Source: FactSet

Company Overview

Herbalife Class A Stock Price Performance

Last Two Years

- On April 10, 2000, Mark Hughes ended his buyout offer for the Company
  - Stock price falls by 35% over the next 7 days
- Since the previous buyout was terminated, Herbalife Class A shares have traded at an average price of $10.13

Herbalife Class A Stock Price Performance

$


16
15
14
13
12
11
10
9
8
7
6
3/10/00
5/25/00
8/9/00
10/24/00
1/8/01
3/25/01
6/9/01
8/24/01
11/8/01
1/23/02
4/9/02
Class A

Herbalife Historical Forward P/E

- IBES EPS estimates not available after February 2001 due to termination of research coverage

Historical Forward P/E
x



16
14
12
10
8
6
4
2
0
12/16/97
5/16/98
10/16/98
3/19/99
8/20/99
1/21/00
6/23/00
11/24/00
4/27/01
9/28/01
4/9/02
P/E at Offer Price = 12.9x(1)
P/E at Offer Price = 10.2x(2)
Class A
Class B

Source: FactSet

Notes
1. Represents implied 2002E P/E for "Flat Sales Case"
2. Represents implied 2002E P/E for "Increasing Sales Case"

Company Overview

Herbalife Historical Aggregate Value / LTM EBITDA

Since 12/31/1998

- **With the exception of the period of the prior buy-out proposal, the Company has rarely traded above 4.0x LTM EBITDA**

Herbalife Aggregate Value / LTM EBITDA


6.0
5.0
4.0
3.0
2.0
1.0
0.0
12/31/98
6/12/99
9/21/99
1/31/00
6/11/00
10/21/00
3/2/01
7/12/01
11/21/01
4/9/02
Average
= 3.1x

Comparable Companies Stock Price Performance[1]

Indexed Stock Price Performance
%


200
180
160
140
120
100
80
60
40
20
0
12/16/97
6/30/98
1/13/99
7/29/99
2/11/00
8/25/00
3/11/01
9/24/01
4/9/02
(25.0%)
(31.9%)
(36.7%)
Herbalife - Class A
Herbalife - Class B
Comparable Companies Index (1)

Source: FactSet

Note
1. Comparable companies index includes Nature's Sunshine Products (NATR), NBTY Inc. (NBTY), Nutraceutical International (NUTR), [illegible] (TWLB), Weider Nutrition (WNI) and [illegible]

Company Overview

Comparable Companies Historical Forward P/E(1)

- Herbalife has traded at the low end of its peer group historically

Average P/E December 1997 – February 2001	
Herbalife - Class A	8.3x
Herbalife - Class B	7.4x
NATR	11.0x
WNI	16.8x
NBTY	18.7x

Historical Forward P/E
x



44
40
36
32
28
24
20
16
12
8
4
0
12/15/97
5/15/98
10/16/98
3/19/99
8/20/99
1/21/00
6/23/00
11/21/00
4/27/01
9/28/01
4/9/02
NATR
NBTY
NUTR
TWLB
WNI
NUS
Herbalife - Class A
Herbalife - Class B

Source: FactSet

Note
1. Comparable companies include Nature's Sunshine Products (NATR), NBTY Inc. (NBTY), Nutraceutical International (NUTR), Twinlab (TWLB), Weider Nutrition (WNI) and Nu Skin (NUS)

Morgan Stanley

Section 3

Valuation

Valuation

Valuation Summary

Herbalife

Equity Value Per Share
$



LTM Trading Range[1]
$7.20
$14.58
Flat Sales Case
Comparable Companies Trading Analysis
$12.11
$15.14
Comparable Companies Trading Analysis
(with 25% control premium)
$15.14
$18.92
Discounted Cash Flow Analysis
$14.27
$16.83
Leveraged Buyout Analysis
$16.10
$16.60
Increasing Sales Case
Comparable Companies Trading Analysis
$15.28
$19.10
Comparable Companies Trading Analysis
(with 25% control premium)
$19.10
$23.88
Discounted Cash Flow Analysis
$18.56
$22.11
Leveraged Buyout Analysis
$18.10
$19.38
$19.50
4
6
8
10
12
14
16
18
20
22
24
26

Notes
1. LTM trading range for weighted average price of Class A and Class B shares
2. Value per share of Whitney/Golden Gate proposal

Valuation Summary

($MM)

	Relevant Statistic	Multiple Range Low	Multiple Range High	Aggregate Value Low	Aggregate Value High	Equity Value[1] Low	Equity Value[1] High	Equity Value Per Share Low	Equity Value Per Share High
Comparable Company Trading Analysis									
2002E P/E (Flat Sales Case)	1.51	8.0x	10.0x	332	407	420	525	12.11	15.14
2002E P/E (Increasing Sales Case)	1.91	8.0x	10.0x	442	574	530	662	15.28	19.10
Comparable Company Trading Analysis w/ 25% Control Premium									
2002E P/E (Flat Sales Case)				437	568	525	656	15.14	18.92
2002E P/E (Increasing Sales Case)				574	740	662	828	19.10	23.88
Discounted Cash Flow Analysis	Terminal LTM EBITDA Multiple	Discount Rate Low	Discount Rate High						
Flat Sales Case	4.0x - 5.0x	13.0%	15.0%	407	498	495	583	14.27	16.83
Increasing Sales Case	4.0x - 5.0x	13.0%	15.0%	555	670	643	766	18.56	22.11
Leveraged Buyout Analysis Assumes: 4.5x EBITDA exit multiple 4.5x Initial Debt / 2001 EBITDA									
Flat Sales Case				398	414	550	575	16.10	16.60
Increasing Sales Case				466	600	627	671	18.10	19.35

Note

1. [illegible]

Valuation Matrix

Valuation of Herbalife
($MM, except per share)

Price per Share Class A & B	Equity Value[1]	Agg. Value[1]	2002E[2] P/E Increasing Sales Case	2002E[2] P/E Flat Sales Case	Agg. Value/EBITDA 2001	Agg. Value/EBITDA Increasing Sales Case 2002E[2]	Agg. Value/EBITDA Flat Sales Case 2002E[2]	Premium / (Discount) to: Class A Unaffected[3]	Premium / (Discount) to: Class B Unaffected[3]	Premium / (Discount) to: Class A 8/29/01[4]	Premium / (Discount) to: Class B 10/25/01[4]
$15.00	$513	$426	7.9 x	9.9 x	4.9 x	3.5 x	4.3 x	3.4 %	12.6 %	33.2 %	35.1 %
16.00	549	462	8.4	10.6	5.3	3.8	4.7	10.3 %	20.1 %	42.1 %	44.1 %
17.00	586	498	8.9	11.2	5.7	4.1	5.1	17.2 %	27.6 %	51.0 %	53.2 %
18.00	622	534	9.4	11.9	6.1	4.4	5.4	24.1 %	35.1 %	59.9 %	62.2 %
19.00	658	570	9.9	12.6	6.6	4.7	5.8	31.0 %	42.6 %	68.7 %	71.2 %
19.50	676	588	10.2	12.9	6.8	4.9	6.0	34.5 %	46.4 %	73.2 %	76.7 %
20.00	694	606	10.5	13.2	7.0	5.0	6.2	37.9 %	50.2 %	77.6 %	80.2 %
21.00	730	642	11.0	13.9	7.4	5.3	6.6	44.8 %	57.7 %	86.5 %	89.2 %
22.00	766	678	11.5	14.5	7.8	5.6	6.9	51.7 %	65.2 %	95.4 %	98.2 %
Company Statistic:			*$1.91*	*$1.51*	*$86.8*	*$121.0*	*$98.0*	*$14.50*	*$13.32*	*$11.26*	*$11.10*

Notes
1. Based on [illegible] Class A and [illegible] Class B shares outstanding, and [illegible] Class A and Class B options outstanding at weighted average exercise prices of [illegible] respectively
2. Estimates for 2002 based on Company management projections
3. Unaffected prices as of March 5, 2002, the day before Company entered into exclusivity with Whitney
4. Unaffected date of October [illegible], 2001 represents day that [illegible] was named as new CEO and day before WSJ reported the Company was in talks regarding a potential merger or sale

Valuation

Qualitative Factors Impacting Valuation

New Business Model / Passing of Mark Hughes

- Since the passing in May 2000 of the Company's founder and leader, Mark Hughes, the Company's results have declined
  - From May 2000 through September 2001, the stock price languished around $10
  - Recent run-up may be related to speculation of an impending transaction
- Current management represents the second management team since the passing of Mark Hughes
- New management's business plan does not incorporate new products or the entering of new markets, which accounted for most of the Company's growth in the 1990's
  - The revised business plan instead focuses on better execution, improved distributor retention, and enhanced penetration of existing markets, all of which present new execution risks to the Company

Litigation

- The Company is currently subject to certain legal matters, including but not limited to:
  - Lawsuit relating to New Ways to Wealth (the "Jacobs" suit)
  - Potential liability from the sale of products that include the ingredient Ephedra, although the Company plans to terminate sales of all Ephedra products by June 1, 2002, and it maintains insurance coverage relating to sales of Ephedra products

Qualitative Factors Impacting Valuation (cont'd)

IT Systems

- Company management and prospective buyers have indicated that significant capital expenditures are needed to upgrade the Company's IT systems
- Company management estimates that the cost of systems upgrades could be $40-50MM over the next 2-3 years

Trading History

- The Company has historically traded at an average forward P/E multiple of approximately 8.3x and 7.4x for Class A and B shares, respectively (figures represent averages from December 1997 to February 2001, when research coverage ended)
- Whitney/Golden Gate deal represents a forward P/E multiple of 12.9x in the Flat Sales Case and 10.2x in the Increasing Sales Case

Trust Duties

- As a California trust, we understand that the Mark Hughes Family Trust has been advised that it has a fiduciary duty to diversify its holdings
- If the current process does not result in a sale of the Company, the Trust's duty to diversify its holdings will remain
  - Alternative methods of diversification (e.g., sale of control stake, public offering) may result in less attractive valuations to both the Trust and to other Class A and Class B shareholders

Valuation

1999 Transaction vs. Today

Comparison ($MM, except per share)	[illegible] Transaction [1]	Whitney Transaction [2]	Whitney Transaction [3]
Stock Price - Class A ($)	12.26	14.50	
Stock Price - Class B ($)	9.25	13.32	
Offer Price - Class A & B ($)	17.81	19.50	
Premium to Class A Price	45.4%	34.5%	
Premium to Class B Price	92.5%	46.4%	
Class A Shares (MM)	11.2	11.8	
Class B Shares (MM)	21.8	22.8	
Equity Value ($MM)	588.8	675.8	
Total Debt	5.1	11.8	
Minority Interest	2.0	1.8	
Excess Cash	(84.8)	(101.2)	
Aggregate Value ($MM)	511.3	588.0	
		2001	**Estimated LTM ended 10/02**
LTM EBITDA ($MM)	99.2	86.8	104.0
LTM EPS ($)	1.67	1.36	1.66
NTM EPS Estimate ($) [4]	1.04	1.91	1.81
Transaction Multiples			
Agg. Value / LTM EBITDA (x)	5.2	6.8	5.6
Offer Price / LTM EPS (x)	10.7	14.3	11.8
Offer Price / NTM EPS (x)	10.9	10.2	10.8

Notes
1. Share prices as of September 22, 1999, one day prior to announcement. LTM period defined as [illegible]
2. Share prices as of March 5, 2002 unaffected date. LTM period defined as calendar 2001. NTM period defined as calendar 2002
3. LTM period defined as 3Q 2001 to 2Q 2002. NTM period defined as 3Q 2002 to 2Q 2003
4. EPS estimates per [illegible]

Morgan Stanley

Valuation

Assumptions Underlying Financial Projections

- Financial projections were provided by management to Morgan Stanley

Flat Sales Case

- No retail sales growth in 2002 through 2005
  - Compares favorably to 1.6% decline in 2000 and 6.2% decline in 2001
- EBITDA margin improves from 5.2% in 2001 to 6.4% in 2005
  - Margin expansion gives credit for recent cost savings initiatives instituted by management
- Income tax rate of 40%
- Capital expenditure projections total $70MM over the next four years
- Zero annual change in working capital
- Management receives portion of performance bonus under Flat Sales Case in 2002

Increasing Sales Case

- Overall retail sales growth of 5.8% in 2002, 6.0% in 2003, 5.9% in 2004 and 6.1% in 2005
- EBITDA margin improves from 5.2% in 2001 to 7.1% in 2005
  - Gives credit for recent cost savings initiatives, offset by additional spending required to support sales growth
- Income tax rate of 40%
- Capital expenditures consistent with Flat Sales Case in 2002-2005
- Zero annual change in working capital
- Management receives maximum performance bonus under Increasing Sales Case in 2002

Valuation

Herbalife Financial Projections

Retail Sales Growth
$MM %


2,500
2,000
1,500
1,000
500
0
15
10
5
0
(5)
(10)
1998
1999
2000
2001
2002
2003
2004
2005
Increasing Sales Case
Flat Sales Case

EBITDA Margin
$MM %


160
140
120
100
80
60
40
20
0
8
7
6
5
4
3
2
1
0
1998
1999
2000
2001
2002
2003
2004
2005
Increasing Sales Case
Flat Sales Case

Earnings Per Share Growth
$ %


2.5
2.0
1.5
1.0
0.5
0.0
45
30
15
0
(15)
(30)
1998
1999
2000
2001
2002
2003
2004
2005
Increasing Sales Case
Flat Sales Case

Capital Expenditures
$


35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
1998
1999
2000
2001
2002
2003
2004
2005
Increasing Sales Case
Flat Sales Case

Valuation

Comparable Public Company Trading Multiples

Company	Current Price[1]	% of 52 Week High	Market Value	Agg. Value[2]	Calendarized EPS[3] LTM	Calendarized EPS[3] 2002E	Calendarized PE LTM	Calendarized PE 2002E	LT Growth Rate[4]	2002E PEG[4]	Agg. Value / EBITDA LTM	Agg. Value / EBITDA 2002E
Network Marketing Companies												
Nu Skin Provo, UT	$10.70	95.2%	$883	$880	$0.60	$0.75	17.8x	14.3x	9.5%	1.5x	8.6x	NA
Natures Sunshine Products Provo, UT	$10.15	69.0%	$166	$136	$0.99	$0.93	10.3x	10.9x	NA	NA	4.6x	NA
Non-Network Marketing Companies												
NBTY Inc. Bohemia, NY	$17.97	99.8%	$1,182	$1,106	$0.78	$0.92	23.0x	19.6x	18.3%	1.1x	9.3x	NA
Nutraceutical International Park City, UT	$6.71	94.5%	$74	$100	$0.74	NA	9.0x	NA	NA	NA	4.5x	NA
Twinlab Hauppauge, NY	$0.93	30.0%	$27	$106	($2.19)	NA	NM	NA	NA	NA	NM	NA
Weider Nutrition International Salt Lake City, UT	$1.25	65.3%	$16	$113	($0.06)	NA	NM	NA	NA	NA	5.1x	NA
Mean:		75.6%					15.0x	14.9x	13.9%	1.3x	6.6x	NA
Median:		91.8%					14.1x	14.3x	13.9%	1.3x	5.1x	NA
Herbalife Class A Los Angeles, CA	$15.15	95.3%	$497	$409	$1.35	$1.91	11.1x	7.9x	NA	NA	4.7x	3.4x
Herbalife Class B	$14.21	99.6%					10.4x	7.5x				

Notes
1. Closing prices as of April 9, 2002
2. Market Value of Equity plus Net Debt (short-term debt plus long-term debt plus capital leases less cash)
3. IBES EPS estimates as of April 9, 2002, calendarized to a December 31 year end. Herbalife estimate based on "Increasing Sales Case"
4. IBES 5-year EPS growth rate estimates as of April 9, 2002

Valuation

Selected Precedent M&A Transactions

- **Precedent transactions are not directly comparable**
  - **Lack of precedent transactions for Network Marketing companies**
  - **Most recent public transactions are of manufacturers and specialty retailers**

Selected Precedent Vitamin M&A Transactions[1]

Date Announced	Acquiror / Acquiree	Description of Acquiree	Equity Value	Aggregate Value[2]	Equity Value / LTM [illegible]	Equity Value / LTM [illegible]	Aggregate Value / LTM Revenues	Aggregate Value / LTM EBITDA	Aggregate Value / LTM EBIT	Premium to Market 1 Day	Premium to Market [illegible]
12/13/01	NBTY Inc. / HealthCentral.com	Vitamin catalog and Internet company	32.8	32.0	NA	NA	0.2x	NA	NA	NA	NA
5/[illegible]/01	NBTY Inc. / NatureSmart	Developer, manufacturer and marketer of nutritional supplements including vitamins, minerals, herbs and personal care products	[illegible]	[illegible]	NA	[illegible]	[illegible]	NA	NA	NA	NA
4/[illegible]/01	NBTY Inc. / Global Health Sciences	Manufacturer and marketer of specialty nutritional supplements in powder and tablet form [illegible]	[illegible]	[illegible]	NA	NA	[illegible]	NA	NA	NA	NA
5/[illegible]/00	Numico / Rexall Sundown[3]	Developer, manufacturer and marketer of vitamins, nutritional supplements and consumer health products	[illegible]	[illegible]	[illegible]	8.4	2.0	[illegible]	[illegible]	[illegible]	[illegible]
12/[illegible]/99	Rexall Sundown / MET-Rx Nutrition	Manufacturer and marketer of sports nutrition drinks, mixes, food bars and other nutritional items	[illegible]	[illegible]	NA	NA	1.2	NA	NA	NA	NA
7/[illegible]/99	Numico / General Nutrition Companies	The Company is a specialty retailer of vitamin and mineral supplements, sports nutrition products and diet [illegible]	[illegible]	[illegible]	20.8	14.2	[illegible]	[illegible]	14.0	[illegible]	[illegible]
3/[illegible]/98	NBTY Inc. / Nutrition Headquarters, Lee Nutrition, Nutro Laboratories	Three S Corporations: a mail order vitamin retailer and a vitamin manufacturer. The three companies will be merged into a NBTY wholly owned subsidiary	NA	[illegible]	NA	NA	[illegible]	NA	[illegible]	NA	NA
3/17/98	Twinlab Corp. / Bronson Nutritional Division [illegible]	[illegible] manufacturer, marketer and distributor of over 300 vitamins, herbs, nutritional supplements and other health & beauty aids through mail order	NA	[illegible]	NA	NA	1.0	NA	NA	NA	NA
1/22/97	Rexall Sundown / Richardson Labs Inc.	The Company manufactures diet and weight management supplements. Its best known product is the Chroma Slim diet supplement	NA	[illegible]	NA	NA	[illegible]	NA	NA	NA	NA
7/[illegible]/97	NBTY Inc. / Holland & Barrett PLC	The Company is the largest health food retailer in Europe with [illegible] stores in the U.K.	NA	[illegible]	[illegible]	6.2	1.0	[illegible]	[illegible]	NA	NA
[illegible]/97	Whole Foods Market, Inc. / Amrion, Inc.	The Company is a manufacturer and marketer of nutritional supplements and natural medicines	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	15.4	[illegible]	[illegible]	[illegible]
			MEAN		24.1x	8.6x	1.8x	12.6x	13.2x	8.6%	21.2%
			MEDIAN		24.3	6.2	1.8	12.7	14.0	8.2%	[illegible]

Notes
1. Based on financial data from the latest twelve month period prior to the announcement date
2. Equity value plus total debt less cash and cash equivalents
3. Multiples reflect Rexall Sundown financials not pro forma for a full year of MET-Rx results

Morgan Stanley

Valuation

Discounted Cash Flow Analysis[1]

Flat Sales Case

Discounted Cash Flow Analysis ($MM except per share)
Flat Sales Case

Terminal EBITDA Multiple:	4.0x			4.5x			5.0x		
Discount Rate:	13.0%	14.0%	15.0%	13.0%	14.0%	15.0%	13.0%	14.0%	15.0%
Present Value									
Cash Flows - Year 1	46.6	46.4	46.2	46.6	46.4	46.2	46.6	46.4	46.2
Cash Flows - Year 2-4	121.5	118.9	116.4	121.5	118.9	116.4	121.5	118.9	116.4
Terminal	262.0	252.9	244.3	294.8	284.6	274.8	327.5	316.2	305.3
Aggregate Value	430.1	418.3	406.9	462.9	449.9	437.4	495.6	481.5	467.9
Plus: Excess Cash	101.2	101.2	101.2	101.2	101.2	101.2	101.2	101.2	101.2
Less: Total Debt + Minority Interest	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)
Less: Other	-	-	-	-	-	-	-	-	-
Equity Value	518.0	506.1	494.7	550.7	537.7	525.2	583.5	569.3	555.8
Value per Share	$14.95	$14.60	$14.27	$15.89	$15.51	$15.15	$16.83	$16.43	$16.04
Terminal Value Analysis									
% Value in Cash Flows	39.1%	39.5%	40.0%	36.3%	36.7%	37.2%	33.9%	34.3%	34.8%
% Value in Terminal	60.9%	60.5%	60.0%	63.7%	63.3%	62.8%	66.1%	65.7%	65.2%
Implied Valuation Metrics									
LTM									
EBITDA ($86.8MM)	5.0x	4.8x	4.7x	5.3x	5.2x	5.0x	5.7x	5.5x	5.4x
P/E ($1.36 EPS)	11.0x	10.7x	10.5x	11.7x	11.4x	11.1x	12.4x	12.1x	11.8x
2002E									
EBITDA ($98.0MM)	4.4x	4.3x	4.2x	4.7x	4.6x	4.5x	5.1x	4.9x	4.8x
P/E ($1.51 EPS)	9.9x	9.6x	9.4x	10.5x	10.3x	10.0x	11.1x	10.9x	10.6x

Morgan Stanley

Note
1. Discounted back to December 31, 2001

Valuation

Discounted Cash Flow Analysis[1] (cont'd)

Increasing Sales Case

Discounted Cash Flow Analysis ($MM except per share)
Increasing Sales Case

Terminal EBITDA Multiple:	4.0x			4.5x			5.0x		
Discount Rate:	13.0%	14.0%	15.0%	13.0%	14.0%	15.0%	13.0%	14.0%	15.0%
Present Value									
Cash Flows - Year 1	59.6	59.3	59.1	59.6	59.3	59.1	59.6	59.3	59.1
Cash Flows - Year 2-4	163.8	160.2	156.8	163.8	160.2	156.8	163.8	160.2	156.8
Terminal	364.1	351.5	339.4	409.6	395.4	381.8	455.1	439.3	424.2
Aggregate Value	587.5	571.0	555.3	633.0	615.0	597.7	678.5	658.9	640.1
Plus: Excess Cash	101.2	101.2	101.2	101.2	101.2	101.2	101.2	101.2	101.2
Less: Total Debt + Minority Interest	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)	(13.3)
Less: Other	-	-	-	-	-	-	-	-	-
Equity Value	675.3	658.9	643.1	720.8	702.8	685.5	766.3	746.7	728.0
Value per Share	$19.48	$19.01	$18.56	$20.80	$20.28	$19.78	$22.11	$21.55	$21.00
Terminal Value Analysis									
% Value in Cash Flows	38.0%	38.5%	38.9%	35.3%	35.7%	36.1%	32.9%	33.3%	33.7%
% Value in Terminal	62.0%	61.5%	61.1%	64.7%	64.3%	63.9%	67.1%	66.7%	66.3%
Implied Valuation Metrics									
LTM									
EBITDA ($86.8MM)	6.8x	6.6x	6.4x	7.3x	7.1x	6.9x	7.8x	7.6x	7.4x
P/E ($1.36 EPS)	14.3x	14.0x	13.6x	15.3x	14.9x	14.5x	16.3x	15.8x	15.4x
2002E									
EBITDA ($121.0MM)	4.9x	4.7x	4.6x	5.2x	5.1x	4.9x	5.6x	5.4x	5.3x
P/E ($1.91 EPS)	10.2x	10.0x	9.7x	10.9x	10.6x	10.4x	11.6x	11.3x	11.0x

Note
1. Discounted back to December 31, 2001

Valuation

Leveraged Buyout Sensitivity Analysis

Flat Sales Case

- Key LBO assumptions based upon proposed transaction with Whitney and Golden Gate
  - Bank debt of 1.9x 2001 EBITDA
    - 7.0% interest rate
  - Subordinated Notes of 2.7x 2001 EBITDA
    - 12.0% interest rate
- Financial sponsor target equity IRR of 25-35%
- Also assumes management receives 10% equity interest; financial sponsor retains 90%[1]

LBO Sensitivity Analysis
Flat Sales Case

Purchase Statistics					
Price per Share	$16.10	$16.20	$16.36	$16.50	$16.60
Shares Outstanding	34.35	34.36	34.38	34.40	34.41
Equity Purchase Price	$553.1	$556.7	$562.1	$567.5	$571.2
Multiple of LTM Net Income	13.0x	13.1x	13.2x	13.3x	13.4x
Multiple of 2002E Net Income	11.7x	11.8x	11.9x	12.0x	12.1x
Aggregate Purchase Price	$400.5	$404.1	$409.6	$414.9	$418.5
Multiple of LTM EBITDA	4.6x	4.7x	4.7x	4.8x	4.8x
Multiple of 2002E EBITDA	4.1x	4.1x	4.2x	4.2x	4.3x
Pro Forma Capital Structure					
Bank Debt	$165.0	$165.0	$165.0	$165.0	$165.0
Sub Debt	238.0	238.0	238.0	238.0	238.0
Total Debt	403.0	403.0	403.0	403.0	403.0
Equity	53.4	57.0	62.4	67.8	71.5
Total Capitalization	456.4	460.0	465.4	470.8	474.5
% Equity	11.7%	12.4%	13.4%	14.4%	15.1%
Coverage / Leverage Statistics					
Initial Bank Debt / 2001 EBITDA	1.9x	1.9x	1.9x	1.9x	1.9x
Initial Total Debt / 2001 EBITDA	4.6x	4.6x	4.6x	4.6x	4.6x
2002E EBITDA / Interest	2.5x	2.5x	2.5x	2.5x	2.5x
4-Year Equity Returns					
4.0x LTM EBITDA Exit Multiple	24.5%	22.5%	19.6%	17.3%	15.8%
4.5x LTM EBITDA Exit Multiple	34.8%	32.7%	29.7%	27.0%	25.4%
5.0x LTM EBITDA Exit Multiple	43.2%	40.9%	37.7%	34.9%	33.2%

Note
1. [illegible]

Valuation

Leveraged Buyout Sensitivity Analysis (cont'd)

Increasing Sales Case

LBO Sensitivity Analysis
Increasing Sales Case

Purchase Statistics					
Price per Share	$18.10	$18.40	$18.70	$19.00	$19.35
Shares Outstanding	34.55	34.57	34.60	34.62	34.65
Equity Purchase Price	$625.3	$636.1	$647.0	$657.8	$670.4
Multiple of LTM Net Income	14.7x	14.9x	15.2x	15.4x	15.7x
Multiple of 2002E Net Income	10.5x	10.7x	10.8x	11.0x	11.2x
Aggregate Purchase Price	$472.7	$483.5	$494.3	$505.2	$517.8
Multiple of LTM EBITDA	5.4x	5.6x	5.7x	5.8x	6.0x
Multiple of 2002E EBITDA	3.9x	4.0x	4.1x	4.2x	4.3x
Pro Forma Capital Structure					
Bank Debt	$165.0	$165.0	$165.0	$165.0	$165.0
Sub Debt	238.0	238.0	238.0	238.0	238.0
Total Debt	403.0	403.0	403.0	403.0	403.0
Equity	125.6	136.4	147.3	158.1	170.7
Total Capitalization	528.6	539.4	550.3	561.1	573.7
% Equity	23.8%	25.3%	26.8%	28.2%	29.8%
Coverage / Leverage Statistics					
Initial Bank Debt / 2001 EBITDA	1.9x	1.9x	1.9x	1.9x	1.9x
Initial Total Debt / 2001 EBITDA	4.6x	4.6x	4.6x	4.6x	4.6x
2002E EBITDA / Interest	3.1x	3.1x	3.1x	3.1x	3.1x
4-Year Equity Returns					
4.0x LTM EBITDA Exit Multiple	29.4%	26.7%	24.3%	22.2%	19.8%
4.5x LTM EBITDA Exit Multiple	35.1%	32.4%	29.9%	27.6%	25.1%
5.0x LTM EBITDA Exit Multiple	40.2%	37.3%	34.6%	32.4%	29.9%